EXHIBIT 10.56

                         REVOLVING CREDIT LOAN AGREEMENT


     THIS REVOLVING CREDIT LOAN AGREEMENT (this "Agreement") is made and delivered this 4th day of March 2008, by and between Mission West Properties, Inc., a Maryland corporation ("Borrower"), and Heritage Bank of Commerce (the "Bank").

                                   WITNESSETH

     WHEREAS,  the  Borrower  desires  to  borrow  up  to  Ten  Million  Dollars
($10,000,000.00) from the Bank from time to time to meet the working capital needs of the Borrower; and

     WHEREAS, the Bank is willing to provide such financing subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and in reliance upon Borrower's representations and warranties set forth herein, the Borrower and the Bank agree as follows:

1. DEFINITIONS.

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" is defined in the first paragraph of this Agreement.

     "Average Annual Rate of Interest" is defined the weighted average of the annual interest rate on variable and fixed rate debt as reflected in the Form 10-K, Item 7A.

     "Bank" is defined in the first paragraph of this Agreement.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

     "Borrower" is defined in the first paragraph of this Agreement.

     "Business Day" shall mean a day on which the Bank is open to carry on its normal commercial lending business.

     "Commitment" shall mean the Bank's agreement to lend to Borrower in accordance with and subject to the terms of this Agreement.

     "Commitment Amount" shall mean, as of any applicable date of determination, Ten Million Dollars and no cents ($10,000,000.00).

     "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP as defined below. Unless otherwise specified herein, reference to "consolidated" financial statements or data of the Borrower includes consolidation with its Subsidiaries (as defined below) in accordance with GAAP.

     "Controversy" is defined in Section 8.16.

     "Cost Award" is defined in Section 8.16.

     "Cost Statement of Decision" is defined in Section 8.16.

     "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

     "Debt Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of: (1) the sum of Borrower's Net Operating Income, divided by (2) annual debt service on total outstanding mortgage debt plus total open line of credit commitments amortized over 25 years at the "Average Annual Rate of Interest." The Debt Coverage Ratio shall be determined by the Bank as of each Fiscal Quarter (as defined below) and on the basis of the preceding twelve
(12) month period (actual or based on annualized quarters) as follows: (i) as to each Fiscal Quarter ending on March 31, June 30, and September 30, from
Borrower's SEC Form 10-Q filed with the Securities and Exchange Commission relating to such quarter, with such quarterly year to date results annualized; and (ii) as to each Fiscal Quarter ending on December 31, from Borrower's SEC Form 10-K relating to the year ending on such date. Notwithstanding the foregoing, the Bank may also rely on other information that Borrower is obligated to provide to the Bank pursuant to Section 5.1 of this Agreement. Exhibit C hereto includes an example of the calculation of Debt Coverage Ratio as defined herein from Borrower's SEC Form 10-K for the period ending September 30, 2007, and is provided for example purposes only.

     "Debt to Tangible Net Worth Ratio" shall mean, as of any applicable date of determination, the ratio of (1) Borrower's Debt, divided by (2) Borrower's Tangible Net Worth. The Debt to Tangible Net Worth Ratio shall be determined by the Bank as of each Fiscal Quarter (as defined below) and on the basis of the preceding twelve (12) month period (actual or based on annual quarters) as follows: (i) as to each Fiscal Quarter ending on March 31, June 30, and September 30, from Borrower's SEC Form 10-Q filed with the Securities and Exchange Commission relating to the quarter ending on such date; and (ii) as to each Fiscal Quarter ending on December 31, from Borrower's SEC Form 10-K relating to the year ending on such date. Notwithstanding the foregoing, the Bank may also rely on other information that Borrower is obligated to provide to the Bank pursuant to Section 6.1 of this Agreement. Exhibit C hereto includes an example of the calculation of Debt to Tangible Net Worth Ratio as defined herein from Borrower's SEC Form 10-Q for the period ending September 30, 2007, and is provided for example purposes only.

     "Default" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default as defined below.

     "Default Rate" shall mean, as of the applicable date or time of determination, the Variable Rate, as defined below, plus five percent (5%), or, if the Bank exercises its option under Section 2.13 of this Agreement to change the rate of interest to the Prime Variable Rate, then the Prime Variable Rate, as defined below, plus five percent (5%).

     "Effective Date" shall mean the date this Agreement becomes effective as set forth in Section 8.1 herein.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

     "Event of Default"  shall mean any of those  conditions or events listed in
Section 7.1 of this Agreement.

     "Financial Statements" shall mean all those consolidated balance sheets, consolidated earnings statements and other consolidated financial data which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including without limit the following: the Borrower's SEC Form 10-K for the period ending December 31, 2007.

     "Fiscal Quarter" shall mean each three month period ending on March 31, June 30, September 30, and December 31 of each year.

     "Funding Date" shall mean, with respect to any Revolving Loan made by the Bank hereunder, the date of the funding of such Revolving Loan by Bank.

     "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied in the United States.

     "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Borrower to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and hereafter, and any successor statute.

     "Legal Rate" shall mean the maximum interest rate allowed by law to be paid by the Borrower or received by the Bank with respect to the Indebtedness represented by the Note.

     "Lender" shall mean any bank, financial institution, finance company, insurance or other financial institution or any other person who extends or has extended any credit or loan or line of credit to any other person.

     "LIBOR" shall mean the one-month London Inter-Bank Offered Rate, rounded up, if necessary, to the nearest whole 1/100 of 1%.

     "Loan" shall mean the Revolving Loans.

     "Loan  Documents"  shall  mean  this  Agreement,  the  Note,  and all other agreements, instruments and documents (together with all amendments and supplements thereto and replacements thereof) now or hereafter executed by Borrower that evidence or secure all or any portion of the Indebtedness or Borrower's obligations hereunder.

     "Material Adverse Effect" or "Materially Adverse Effect" shall mean, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties or assets of such Person.

     "Net Operating Income" shall mean total revenues less expenses adding back interest expense and adding back depreciation expense.

     "Note" shall mean the Revolving Credit Note.

     "Notice of Borrowing" shall mean a notice substantially in the form of Exhibit B hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

     "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "Prime Variable Rate" shall mean that variable rate of interest equal to the Prime Rate as published in the Wall Street Journal minus 3/4 percent (3/4%), per annum, with the interest rate to be initially calculated by the Bank as of approximately 10:00 a.m. San Jose, California time on the date on which the Bank exercises its option under Section 2.13 if such option date is the first day of the month, or, if not, as of approximately 10:00 a.m. San Jose, California time as the first day of the month during which such option date occurs, and with the interest rate to thereafter fluctuate with changes in such Prime Rate with such fluctuations to be effective, and the interest rate to be adjusted, on the first day of each month.

     "Revolving  Credit Note" shall mean a promissory note conforming to Section
2.4 of this Agreement and in the form and content of Exhibit A to this Agreement.

     "Revolving Loan" shall mean advances or loans made by the Bank to the Borrower under this Agreement.

     "Section" when used to refer to a portion of this Agreement shall mean the section to which reference is made plus all subparts and subsections thereof.

     "Solvent" shall mean, as to any person at the time of determination, that such person (a) owns property and assets the value of which (both at fair valuation and at present fair salable value) is greater than the amount required to pay all of such person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "Subsidiary" shall mean any corporation (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by the Borrower.

     "Tangible Net Worth" shall be calculated each Fiscal Quarter and shall mean, as of any applicable date of determination, Total Stockholders' Equity (but not including Minority Interest) as stated in the Consolidated Balance Sheet of Borrower in Borrower's SEC Form 10-Q or, as applicable, SEC Form 10-K (or other financial information that Bank may obtain regarding Borrower or that may be provided by Borrower to Bank in accordance with), less intangibles calculated in accordance with GAAP.

     "Termination Date" shall mean June 15, 2009.

     "Total Loans of Borrower" shall mean, as of the date of any such determination, the sum of the total outstanding principal balance of all secured loans to Borrower from any Lender plus the total amount of all the balances and the credit commitments under any and all unsecured loans, unsecured lines of credit, unsecured credit facilities of any kind (including but not limited to the Commitment Amount), and any other commitments evidencing any extension of unsecured debt to Borrower by any Lender.

     "UCC" shall mean Uniform Commercial Code of the State of California (approved June 8, 1968) as amended.

     "Variable Rate" shall mean that variable rate of interest equal to the sum of the one-month LIBOR plus 1.75 percent (1.75%), per annum, the interest rate to be initially calculated by the Bank as of approximately 10:00 a.m. San Jose, California time on the Funding Date if the Funding Date is the first day of a month, or, if not, as of approximately 10:00 a.m. San Jose, California time on the first day of the month during which the Funding Date occurs, and with the interest rate to thereafter fluctuate with changes in such LIBOR with such fluctuations to be effective, and the interest rate to be adjusted, on the first day of each month.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

     1.3 SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

2.   COMMITMENT, PROCEDURES, INTEREST AND FEES.

     2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement and at any time from the Effective Date until the earlier of (a) the Termination Date, (b) such earlier date on which, pursuant to the terms of this Agreement and a result of acceleration or otherwise, the Indebtedness is fully due and payable, or (c) the termination of the Bank's Commitment pursuant to Section 7.2 of this Agreement or otherwise, the Bank agrees to make Revolving Loans to the Borrower on a revolving basis up to an aggregate principal amount outstanding at any time not to exceed the Commitment Amount. Notwithstanding the foregoing, the Bank shall not be obligated to make the Revolving Loan if: (i) any of the conditions precedent set forth in Section 3 of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 8.4 of this Agreement, or (ii) such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the Commitment Amount on the Funding Date.

     2.2 INTEREST RATE. Except as otherwise provided herein (including without limitation Section 2.5 relating to the Default Rate), each Revolving Loan will bear interest on the unpaid principal amount thereof at the Variable Rate.

     2.3 BORROWING PROCEDURES.

          2.3.1 NOTICE OF BORROWING. Whenever Borrower desires to borrow, Borrower shall provide to the Bank at 150 Almaden Boulevard, San Jose, California 95113, Attention Roxanne Vane, or to such other persons or entities as Bank may designate, an original Notice of Borrowing. Such
     Notice of Borrowing shall be provided by no later than 11:00 A.M. (San Jose, California time) for each Revolving Loan requested and not less than two (2) nor more than five (5) Business Days prior to the noticed Funding Date of each such Revolving Loan. Each Notice of Borrowing shall specify
     (A) the Funding Date (which shall be a Business Day) in respect of the Revolving Loan, (B) the amount of the proposed Revolving Loan, (C) the deposit account number of Borrower with Bank to which the funds are to be directed, and (D) the proposed use of such Revolving Loan. Any Notice of Borrowing shall be irrevocable. At the time of execution of this Agreement and as a condition to the Bank's obligations hereunder, Borrower shall provide the Bank with written documentation satisfactory to the Bank specifying the names of those employees, officers or agents of Borrower authorized by Borrower to execute and submit Notices of Borrowing to the Bank ("Authorized Agent") and a signature exemplar of each such Authorized Agent, and the Bank shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Borrower agrees to indemnify, defend and hold the Bank harmless from and against any and all liabilities, out of pocket costs (including but not limited to reasonable out of pocket attorneys' fees), claims, damages and demands arising from or related to Bank's acceptance of instructions in any Notice of Borrowing executed and submitted an Authorized Agent, unless caused by the gross negligence or willful misconduct of the Person to be indemnified.

          2.3.2 BANK OBLIGATIONS. Subject to the terms and conditions of this Agreement including without limitation Section 2.1 and subject to Borrower's performance of and compliance with the terms hereof including without limitation Section 2.3.1 herein, the Bank agrees to make the Revolving Loan pursuant to a Notice of Borrowing on the Funding Date established by the Notice of Borrowing by crediting the deposit account of the Borrower with the Bank specified in the Notice of Borrowing in the amount of such Revolving Loan.

     2.4 REVOLVING CREDIT NOTE. The Revolving Loans shall be evidenced by the Revolving Credit Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (or such earlier date as the Indebtedness is due under the terms of this Agreement whether by reason of acceleration or otherwise), and in the principal amount of the original Commitment Amount. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Revolving Credit Note, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Credit Note to repay the principal amount of all the Revolving Loans together with all interest accrued or accruing thereon.

     2.5 DEFAULT INTEREST. Upon the occurrence of an Event of Default, all amounts due and owing by Borrower to the Bank shall bear interest at the Default Rate.

     2.6 INTEREST PAYMENTS. Interest shall be payable by Borrower to the extent then accrued on the first day of each consecutive calendar month beginning on April 1, 2008, with all remaining interest due and payable on the Termination Date (or such earlier date as the Indebtedness is due under the terms of this Agreement whether by reason of acceleration or otherwise). Any interest not paid when due shall become part of the principal and bear interest as provided in this Agreement.

     2.7 MAXIMUM RATE. At no time shall the rate of interest payable on the Revolving Loans or pursuant to the Revolving Credit Note pursuant to the terms of this Agreement be deemed to exceed the Legal Rate. In the event any interest is charged or received by the Bank in excess of the Legal Rate, the Borrower acknowledges that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other indebtedness of the Borrower to the Bank; and third, any remaining excess returned to the Borrower.

     2.8 TERM. The Indebtedness and the outstanding balance of all Revolving Loans and all other accrued and unpaid interest, charges and expenses hereunder and under the Note shall be payable in full on the Termination Date or such earlier date as the Indebtedness is due under the terms of this Agreement whether by reason of acceleration pursuant to Section 7.2 or otherwise.

     2.9 FEES.  Borrower  shall pay to Bank the fees  described  in this Section
2.9. All fees described herein are earned as of the date they are accrued.

          2.9.1 MINIMUM ANNUAL FEE. The Borrower shall pay to the Bank a minimum annual fee of Ten Thousand Dollars and no cents ($10,000.00) (the "Minimum Annual Fee"). The Minimum Annual Fee shall be payable in advance, in the manner provided in Section 2.11 herein, on the Effective Date for the first year hereunder, and on each anniversary of the Effective Date for each subsequent year. The Minimum Annual Fee shall be pro-rated for any partial year.

          2.9.2 NO FEE AFTER  TERMINATION OF BANK  OBLIGATIONS.  Notwithstanding
     Section 2.9.1, the Borrower shall not be obligated to pay any Minimum Annual Fee earned by the Bank after the date which is ten (10) days after Borrower has: (i) given written notice to the Bank terminating the Bank's Commitment and any further obligation by the Bank under this Agreement; and
     (ii) paid the Indebtedness in full.

          2.9.3 PREPARATION FEES. Simultaneously with the execution of this Agreement and as a condition to the Bank's obligations hereunder, the Borrower shall pay to the Bank the amount of the out of pocket expenses (including without limit reasonable attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by the Bank in connection with the preparation of this Agreement and the Loan Documents in the amount of Nine Thousand Sixty-One Dollars ($9,061.00).

          2.9.4 BASIS OF COMPUTATION. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed in the period in which interest accrues on the basis of a year consisting of three hundred sixty (360) days.

     2.10 MANDATORY PAYMENTS AND PREPAYMENTS.

          2.10.1 MANDATORY PAYMENTS. In addition to all other payments required to be made under the Loan Documents, Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the Commitment Amount, together with all interest accrued and unpaid on the amount of such excess. Such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess, provided, however, that any mandatory payment made under this Section 2.10.1 shall not reduce the Commitment Amount.

          2.10.2 OPTIONAL PREPAYMENTS AND CONVERSIONS. The Borrower, at any time and from time to time, may prepay the unpaid principal amount of the Revolving Loans. Any optional prepayment made under this Section 2.10.2 shall not reduce the Commitment Amount.

     2.11 BASIS OF PAYMENTS. All sums payable by the Borrower to the Bank under this Agreement or the Loan Documents shall be paid immediately by Borrower when due directly to the Bank at its principal office set forth in Section 8.12 hereof in immediately available United States funds, without condition, set off, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the Borrower with the Bank for all or a part of any Indebtedness when due; provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.9. Borrower acknowledges and agrees that the fees described in Section 2.9 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement owing to Bank, including without limitation those referred to in Section 2.9, or otherwise under this Agreement, or any separate fee agreement between Borrower or Bank relating to this Agreement, when due, the amount shall bear interest until paid at the Default Rate.

     2.12 RECEIPT OF PAYMENTS. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a Default or Event of Default as provided in Section 7.1, and at any time thereafter and until the entire amount then due has been paid, the Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of a Default or Event of Default as provided in Section 7.1. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by the Bank from or on behalf of the Borrower. Borrower agrees that the Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon any of its books and records. Borrower expressly agrees that to the extent that the Bank receives any payment of benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further any such repayment by the Bank, to the extent that the Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by the Bank.

     2.13 LIBOR UNLAWFUL OR UNAVAILABLE. Should the Bank in its sole discretion binding on Borrower determine that the introduction of or any change in any law or the interpretation of any law makes it unlawful for the Bank to make or maintain Revolving Loans bearing interest based on LIBOR or that LIBOR has become unavailable as an index, then, at the Bank's option and upon its exercise of such option, the interest rate on any outstanding Revolving Loans shall thenceforth bear interest at the Prime Variable Rate.

3.   CONDITIONS TO OBLIGATIONS OF BANK.

     3.1 Conditions Precedent to Effectiveness of Agreement and Obligations of Bank. At Bank's sole and absolute option and for its benefit, the effectiveness of this Agreement and Bank's obligations hereunder are conditioned upon the satisfaction of each and all of the following conditions on or before March 4, 2008:

          3.1.1 BORROWER DOCUMENTS EXECUTED AND FILED AND FEES PAID. The Borrower shall have executed (or caused to be executed) and delivered to the Bank the following in form and substance acceptable to Bank:

               3.1.1.1 This Agreement;

               3.1.1.2 The Revolving Credit Note;

               3.1.1.3 Copy of Borrower's Bylaws, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Funding Date first occurring as being complete, accurate and in effect; and

               3.1.1.4 A copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Revolving Credit Note and any other documents contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Funding Date first occurring as being complete, accurate and in effect.

          3.1.2 PAYMENT OF FEES. Borrower shall have paid the Minimum Annual Fee and the Preparation Fees in accordance with Sections 2.9.1 and 2.9.3.

          3.1.3 APPROVAL OF BANK COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          3.2 CONDITIONS PRECEDENT TO ALL DISBURSEMENTS. The obligations of the Bank to make any Revolving Loan on any Funding Date, including, but not limited to, the Funding Date first occurring, are subject to the occurrence, prior to or on the Funding Date related to such Revolving Loan, of each of the following conditions as well as other conditions set forth in this Agreement:

               3.2.1 BANK SATISFACTION. The Bank shall not know or have any reason to believe that, as of such Funding Date:

                    3.2.1.1 Any Default or Event of Default has  occurred and is continuing;

                    3.2.1.2 Any warranty or representation  set forth in Section
               4 of this Agreement shall not be true and correct; or

                    3.2.1.3 Any  provision of law, any order of any court or any regulation, rule or interpretation thereof shall have had any Material Adverse Effect on Borrower's financial condition, or on the validity or enforceability of this Agreement, the Revolving Credit Note or any other Loan Document.

          3.3 OTHER  DOCUMENTS TO BE PROVIDED BY BORROWER.  No later than thirty
     (30) days after the Effective Date, Borrower shall provide to Bank the following documents:

               3.3.1 Copy of Borrower's Articles of Incorporation including all amendments thereto and restatements thereof, and all other charter documents of the Borrower, all of which shall have been certified by the Maryland Department of Corporations or similar governmental authority in the state in which Borrower is organized and incorporated, as of a date within thirty days of the Funding Date first occurring;

               3.3.2 Certified copy of Borrower's Good Standing certificate from the California Secretary of State, dated as of a date within thirty days of the Funding Date first occurring.

4.   WARRANTIES AND REPRESENTATIONS.

     On a continuing  basis from the date of this  Agreement  until the later of
(a) the Termination Date or (b) the date on which the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, Borrower represents and warrants to the Bank that:

     4.1 CORPORATE EXISTENCE AND POWER. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and in good standing under the laws of, and is authorized to do business in, the State of California, (b) Borrower has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, (c) Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Revolving Credit Note and other documents contemplated hereby, and to do any and all other things required of it hereunder, (d) Borrower is a qualified real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto) and has no knowledge of any circumstance that is likely to lead to its failure to qualify as such a real estate investment trust; (e) the execution, delivery and performance of the Loan Documents will not result in Borrower being disqualified as such a real estate investment trust; and (f) Borrower has made and will timely make all filings with and obtained all consents of the Securities and Exchange Commission required under the Securities Act of 1933 (as amended from time to time) or the Security Exchange Act of 1934 (as amended from time to time) in connection with the execution, delivery and performance by Borrower of the Loan Documents.

     4.2 AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Revolving Credit Note, and other documents contemplated hereby (a) have been duly authorized by all requisite corporate action of the Borrower, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation and Bylaws of Borrower, any provision of any indenture, note, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower (other than in favor of the Bank and as contemplated hereby).

     4.3 VALID AND  BINDING  AGREEMENT.  This  Agreement  is, and the  Revolving
Credit Note, and all other documents contemplated hereby will be, when delivered, valid, binding, and enforceable obligations of the Borrower, in accordance with their terms.

     4.4 ACTIONS, SUITS OR PROCEEDINGS. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, which, if adversely determined, could materially impair the right of the Borrower or any of its Subsidiaries to carry on business substantially as now conducted or could have a Material Adverse Effect upon the financial condition of the Borrower or any of its Subsidiaries.

     4.5 ACCOUNTING PRINCIPLES. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrower and its Subsidiaries, as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of the Borrower and its Subsidiaries as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

     4.6 FINANCIAL CONDITION. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the date of the latest Financial Statements.

     4.7 CONDITIONS PRECEDENT. As of each Funding Date, all appropriate conditions precedent referred to in Section 3 hereof have been satisfied or, alternatively, have been waived in writing by the Bank.

     4.8 TAXES. Borrower and its Subsidiaries have each filed by the due date therefor (including any extensions) all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any material deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

     4.9 COMPLIANCE WITH LAWS. Borrower and its Subsidiaries have each complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower or any of its Subsidiaries.

     4.10 INDEBTEDNESS. Except as disclosed in the Financial Statements or other public filings, neither Borrower nor any of its Subsidiaries has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower and its Subsidiaries in the ordinary course of business for deposit or collection.

     4.11 MATERIAL AGREEMENTS. Except as disclosed in the Financial Statements or other public filings, neither the Borrower or any of its Subsidiaries has any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of Borrower, all parties to such agreements have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

     4.12 MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

     4.13 PENSION FUNDING. Neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of its Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

     4.14 MISREPRESENTATION. No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrower has not disclosed to the Bank in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or ability of the Borrower to perform this Agreement.

     4.15 NO CONFLICTING AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is in default under any shareholder agreement, preferred stock agreement or any other agreement to which it is a party or by which it or any of its property is bound, the effect of which might have a Material Adverse Effect on the business or operations of the Borrower or any of its Subsidiaries. No provision of the Certificate of Incorporation, Articles of Incorporation, By-Laws or preferred stock, if any, of the Borrower, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Borrower or affecting the property of the Borrower conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the documents contemplated hereby, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

5. AFFIRMATIVE COVENANTS. On a continuing basis from the date of this Agreement until the later of (a) the Termination Date or (b) the date on which the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will:

     5.1 FINANCIAL AND OTHER INFORMATION. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and Borrower shall deliver or cause to be delivered to Bank the following information and/or documents:

          5.1.1 ANNUAL FINANCIAL REPORTS. On an annual basis (starting with the fiscal year ending December 31, 2007) and within ten (10) days after filing of the same with the Securities and Exchange Commission, furnish to the Bank a copy of Borrower's SEC Form 10-K filed or to be filed by Borrower with the Securities and Exchange Commission or, if such statement is not available for any reason, financial statements of the Borrower on a consolidated basis containing the balance sheet of the Borrower as of the close of such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in SEC Form 10-K and certified by Borrower's chief financial officer or chief accounting officer. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and shall contain unqualified opinions as to the fairness of the statements therein contained.

          5.1.2 QUARTERLY FINANCIAL STATEMENTS. On a quarterly basis (starting with the quarter ending March 31, 2008) and within ten (10) days after filing of the same with the Securities and Exchange Commission, furnish to Bank a copy of Borrower's SEC Form 10-Q filed or to be filed by Borrower with the Securities and Exchange Commission or, if such statement is not available for any reason, financial statements of the Borrower on a consolidated basis containing the balance sheet of the Borrower as of the end of each such period, statements of income and retained earnings of the Borrower and a statement of cash flows of the Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in SEC Form 10-Q and certified by Borrower's chief financial officer or chief accounting officer. These statements shall be prepared in accordance with GAAP and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

          5.1.3 ADVERSE EVENTS; LITIGATION. Promptly inform the Bank of the occurrence of any Default or Event of Default, or of any other occurrence which has or could reasonably be expected to have a Materially Adverse Effect upon the Borrower, or upon any of Borrower's Subsidiaries, or upon the Borrower's ability to comply with its obligations hereunder. Borrower shall promptly inform Bank in writing upon obtaining knowledge of (i) the institution of, or threat of, any material action, proceeding, governmental investigation or arbitration against or affecting Borrower not previously disclosed by Borrower in writing to Bank, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which has a Material Adverse Affect on Borrower, and shall provide such information as Bank may reasonably request to enable Bank and its counsel to evaluate such matters.

          5.1.4 SHAREHOLDER REPORTS. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by the Borrower or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporations and Securities Bureau of the Department of Corporations of the State of California or like agency for the State of Maryland or any governmental authorities succeeding to any or all of the functions of such Commission or Bureau.

          5.1.5 MANAGEMENT LETTERS. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the financial records of the Borrower or any of its Subsidiaries.

          5.1.6 OTHER INFORMATION AS REQUESTED. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Bank may reasonably request from time to time, and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and its Subsidiaries at any reasonable time.

          5.1.7  INSURANCE.  Keep its  insurable  properties  and the  insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or its Subsidiaries, as the case may be, (b) necessary workers' compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be satisfactory to the Bank. Notwithstanding anything to the contrary herein, Borrower is not required, unless otherwise required by applicable law, to maintain earthquake or flood or terrorist insurance. The Borrower will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Variable Rate, all amounts so expended by the Bank.

     5.2 TAXES. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower or its Subsidiaries, and their property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank.

     5.3 MAINTAIN CORPORATION AND BUSINESS. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and each of its Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; maintain its good standing in all states and jurisdictions in which it is currently authorized to conduct business; continue to conduct and operate its and each of its Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and its Subsidiaries' property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     5.4 CONTINUED STATUS AS A REIT; PROHIBITED TRANSACTIONS. Borrower will: (i) continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust; (iii) will not engage in any "prohibited transactions" as defined in Section 857(b) of the Internal Revenue Code (or any successor provision thereto) that the Bank reasonably believes could lead to Borrower's disqualification as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto); (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code; and will otherwise comply with all provisions and requirements of Internal Revenue Code Sections 856 and 857 to maintain its real estate investment trust status under Section 856.

     5.5 FAILURE OF BORROWER TO QUALIFY AS REAL ESTATE INVESTMENT TRUST. Borrower shall promptly inform Bank in writing, and in any event within forty eight (48) hours after Borrower has actual knowledge, of the following circumstances or occurrences: (i) Borrower failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof); (ii) any act by Borrower causing or which will cause its election to be taxed as a real estate investment trust to be terminated; (iii) any act causing Borrower to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

     5.6 AMEX LISTED COMPANY. The common stock of Borrower shall at all times be listed for trading and be traded on the American Stock Exchange or any alternative recognized stock exchange.

     5.7 COMPLIANCE WITH SECURITIES LAWS. Borrower shall comply in all material respects with all rules and regulations with the Securities Exchange Commission and file all reports required by the Securities Exchange Commission relating to Borrower's publicly held securities.

     5.8 MAINTAIN TANGIBLE NET WORTH. On a consolidated basis, Borrower shall maintain a Tangible Net Worth of not less than Ninety Million Dollars ($90,000,000.00), not including minority interests.

     5.9 MAINTAIN DEBT COVERAGE RATIO. On a consolidated basis, Borrower shall maintain a Debt Coverage Ratio of at least 1.75 to 1.00.

     5.10 MAINTAIN DEBT TO TANGIBLE NET WORTH RATIO. On a consolidated basis, Borrower shall maintain a Debt to Tangible Net Worth Ratio of no more than 5.00 to 1.00.

     5.11 MAINTAIN OPERATING ACCOUNTS. Borrower shall maintain all of its operating accounts with Bank.

     5.12 ERISA. (a) At all times meet and cause each of the Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and Subsidiaries' employee benefit plans subject to ERISA; (b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower not later than ten (10) days after such report has been so filed.

     5.13 USE OF LOAN PROCEEDS. Use the proceeds of the Revolving Loans hereunder only for the purposes set forth in the recitals to this Agreement and as set forth in the Notice of Borrowing relating to each Revolving Loan.

6.   NEGATIVE COVENANTS.

     On a continuing  basis from the date of this  Agreement  until the later of
(a) the Termination Date or (b) the date on which the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

     6.1 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

     6.2 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for sales on open account and otherwise in the ordinary course of business.

     6.3 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to Borrower from a Person to indebtedness or other creditors of such Person.

     6.4 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Five Hundred Million Dollars ($500,000,000) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation or entity, permit another corporation or entity to merge into it, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction where Borrower is lessee.

     6.5 PENSION PLAN. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of its Subsidiaries to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower or any of its Subsidiaries.

     6.6 MISREPRESENTATION. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

     6.7 MARGIN STOCK. Apply any of the proceeds of the Note or of any loan in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, U or X (or any regulations, interpretations or rulings thereunder) or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act of 1934 (as amended to the date hereof and from time to time hereafter) or the Securities Act of 1933 (as amended to the date hereof and from time to time hereafter).

     6.8 AMENDMENT OF CONSTITUENT DOCUMENTS. Amend or re-state its articles of incorporation or by-laws without the prior written consent of Bank, except (i) to increase authorized capital, (ii) as required by applicable law or applicable tax requirements, or (iii) as prudent to maintain qualification as a real estate investment trust as defined in Section 856 of the Internal Revenue Code or any successor provision thereto.

     6.9 ORGANIZATION OF BORROWER. Cease to remain a Maryland corporation.

     6.10 UNSECURED BORROWINGS. No additional outside unsecured loans other than trades payable incurred in the ordinary course of business.

7.   EVENTS OF DEFAULT, ENFORCEMENT, APPLICATION OF PROCEEDS.

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following conditions or events shall constitute an Event of Default hereunder if either: (i) the condition or event is continuing for more than ten (10) days after the Bank sends written notice thereof, or (ii) the condition or event is reasonably deemed by the Bank to require immediate action to protect its rights hereunder:

          7.1.1 FAILURE TO PAY MONIES DUE. If the Borrower shall fail to pay, when due, any principal or interest or other sums due under the Revolving Credit Note or this Agreement or any taxes, insurance or other amount payable by the Borrower under this Agreement or if the Borrower or any of its Subsidiaries shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of the Borrower or any of its Subsidiaries to the Bank.

          7.1.2 BREACH OF COVENANTS. If Borrower shall fail to satisfy or perform any of the covenants in this Agreement including without limitation
     Section 5 and Section 6.

          7.1.3 MISREPRESENTATION. If any warranty or representation of the Borrower in connection with or contained in this Agreement or any Loan Document, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false, incorrect or misleading in any material respect.

          7.1.4 SOLVENCY; MATERIAL ADVERSE CHANGE. If Borrower shall cease to be Solvent, or there shall have occurred any Material Adverse Effect in the business, operations, properties, assets or condition (financial or otherwise) of Borrower.

          7.1.5 OTHER DEFAULTS. If the Borrower or any of its Subsidiaries shall default in the payment when due of any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether there has been acceleration by the holder thereof. Notwithstanding the foregoing, such a default shall not constitute an Event of Default hereunder if all persons to whom the indebtedness is owed have fully and completely and in writing waived the default. In addition, if a default occurs and continues to exist on an indebtedness of the Borrower that is secured by real property and is fully non-recourse to the Borrower, such default may not represent a default under this agreement if Bank, it its sole discretion, determines that Borrower is in compliance and can maintain compliance going forward with all the financial covenants of this Agreement.

          7.1.6 JUDGMENTS. If there shall be rendered against the Borrower or any of its Subsidiaries one or more judgments or decrees involving an aggregate liability of Five Million Dollars ($5,000,000.00) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance, not reserved in full by the Borrower prior to the judgment or unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of the Borrower or any of its Subsidiaries shall be issued and levied in an action claiming Five Million Dollars ($5,000,000.00) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within twenty-five (25) days after such issuance and levy.

          7.1.7 BUSINESS SUSPENSION, BANKRUPTCY, ETC. If the Borrower or any of its Subsidiaries shall voluntarily suspend transaction of its business; or if the Borrower or any of its Subsidiaries shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors, or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced or shall be commenced against the Borrower or any of its Subsidiaries and shall not be discharged within twenty-five (25) days of commencement; or a receiver, trustee or custodian shall be appointed for the Borrower or any of its Subsidiaries or for any substantial portion of their respective properties or assets.

          7.1.8 CHANGE OF MANAGEMENT OR OWNERSHIP. If the Borrower or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than Carl Berg, whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; and Ray Marino, who is the President and COO of the Borrower, shall no longer remain in such offices, whether by reason of death, resignation or otherwise; and any such change of control or office holder may adversely affect, in the sole judgment of the Bank, the ability of the Borrower to carry on its business as conducted before such change.

          7.1.9 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT PLAN(S). If the Borrower or any of its Subsidiaries shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower or any of its Subsidiaries to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets financial condition or credit of the Borrower or any of its Subsidiaries, as the case may be.

          7.1.10 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any pension plan maintained by the Borrower or any of its Subsidiaries any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower or any of its Subsidiaries, as the case may be.

     7.2 ACCELERATION OF INDEBTEDNESS; REMEDIES. Upon the occurrence of an Event of Default, at the Bank's option, the Bank shall have no further obligation to advance funds to Borrower and the Commitment shall terminate. Upon the occurrence of an Event of Default, all Indebtedness shall be due and payable in full immediately at the option of the Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made hereunder or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to set off against the Indebtedness any amount owing by the Bank to the Borrower and/or any property of the Borrower in possession of the Bank. Any amounts collected by the Bank after an Event of Default may be applied, at the Bank's option and in any order against outstanding principal, interest, fees and/or costs.

     7.3 CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

8.   MISCELLANEOUS.

     8.1 EFFECTIVENESS. This Agreement shall become effective when Borrower and Bank have duly executed and delivered signature pages of this Agreement to each other, and, at Bank's sole and absolute option and for its benefit, all the conditions contained in Section 3.1 are satisfied.

     8.2 INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

     8.3 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality of one covenant shall not create an exception or illegality in another covenant.

     8.4 WAIVERS AND AMENDMENTS. No forbearance, delay or omission on the part of the Bank in enforcing any of its rights under this Agreement or any of the Loan Documents, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute or be construed as a waiver of any of the terms of, or remedies of Bank under, this Agreement or any of the Loan Documents or of any such right. No Default or Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or any other Loan Documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by a duly authorized officer of the Bank and the President or CEO of the Borrower.

     8.5 GOVERNING LAW. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of California. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

     8.6  SURVIVAL  OF  WARRANTIES,   ETC.  All  of  the  Borrower's  covenants,
agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Note hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

     8.7 COSTS AND EXPENSES. The Borrower agrees that it will reimburse the Bank, upon demand, for all reasonable fees and out-of-pocket costs incurred by the Bank in connection with (i) collecting or attempting to collect the Indebtedness or any part thereof, (ii) maintaining or defending the Bank's security interests or liens, if any (or the priority thereof), (iii) the enforcement of the Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (v) any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Borrower, which costs and expenses include without limit payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrower is required to pay under this Agreement or the other documents contemplated hereby; audit expenses; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, of Borrower or affecting any collateral or rights of Bank, whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys' fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preferential liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, Bank or third parties in any way relating to Bank's rights with respect to such Borrower or third party and/or affecting any collateral securing any obligation owed to Bank by Borrower, or any third party, probate proceedings, on appeal or otherwise); and all other costs and expenses of the Bank incurred in connection with any of the foregoing.

     8.8 ATTORNEYS' FEES AND COSTS. Bank may hire or pay someone else to help collect the Note if Borrower does not pay. In such event, Borrower agrees to pay all reasonable fees and out-of-pocket costs incurred by Bank in connection with collecting the Note. In addition, the prevailing party (the "Prevailing Party") in any litigation, arbitration, bankruptcy proceeding, or other formal or informal resolution (collectively, a "Proceeding") brought by Bank or any party to this Agreement of any claims brought to enforce the terms of this Agreement or any of the Loan Documents based upon, arising from, or in any way related to this Agreement or the transactions contemplated herein, including without limitation contract claims, tort claims, breach of duty claims, and all other common law or statutory claims (collectively, the "Claims"), shall be entitled to recover from such other party all its fees and costs incurred in connection with the Proceeding, including without limitation all its attorneys' fees and costs, whether incurred by in-house counsel or outside counsel, all its expert witness and/or consultant's fees and costs, all its paralegal fees and costs, and all its other costs and expenses, regardless of whether such costs are otherwise statutorily recoverable (collectively, the "Fees and Costs"), and including without limitation all the Fees and Costs incurred by the Prevailing Party in connection with proceedings in bankruptcy for relief from and/or modification of automatic stay, for orders of nondischargeability, and/or regarding use of cash collateral, claims, and/or plans. The Prevailing Party shall also be entitled to recover from such other party all its costs incurred in enforcing the judgment or award giving rise to the Prevailing Party's status as the Prevailing Party. Each party hereto acknowledges that it is on notice that, in the event that the other party retain the services of one or more experts in connection with the Proceeding, such other party will seek to recover the fees and costs of such expert or experts hereunder, and that, if such party becomes the Prevailing Party in the Proceeding, such party shall be entitled to recover such fees and costs hereunder, whether such fees and costs are sought before trial, during trial, or by post-trial motion or memorandum of costs. The parties to this Agreement waive the provisions of Civil Code section 1717(b)(2), and agree that, in the event of a unilateral voluntary dismissal, the dismissed party shall be deemed the Prevailing Party entitled to the recovery of all of its Fees and Costs.

     8.9 PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

     8.10 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank. Borrower authorizes Bank, without notice or demand and without affecting Borrower's liability hereunder, to assign, without notice, the Loan Documents or the Indebtedness in whole or in part and Bank's rights thereunder to anyone at any time or to transfer one or more participation interests in the Loan Documents or the Indebtedness in whole or in part to one or more purchasers and provide information to prospective purchasers relating to Borrower. The Bank agrees, upon written request by Borrower, to provide the identity of any current participants.

     8.11 MAINTENANCE OF RECORDS. The Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

     8.12 NOTICES. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing and shall be served (i) personally in which case the notice or communication is effective immediately, (ii) by overnight mail by a national, reputable carrier, in which case the notice or communication is effective upon deposit with such carrier, (ii) by certified mail in which case the notice or communication is effective upon mailing, or (iv) by first class mail, postage prepaid in which case the notice or communication is effective two (2) days after mailing, with all notices or communications to be delivered, mailed, or sent as aforesaid as follows: (a) If the Borrower, to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, CA 95014 Attention Carl E. Berg and Raymond V. Marino, and (b) if to the Bank, to: Heritage Bank of Commerce, 150 Almaden Boulevard, San Jose, CA 95113, Attention Ms. Roxanne Vane, or to such other address as a party shall have designated to the other in writing in accordance with this section.

     8.13  COUNTERPARTS.   This  Agreement  may  be  signed  in  any  number  of
counterparts with the same effect as if the signatures were upon the same instrument.

     8.14 HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

     8.15 RELEASE AND DISCHARGE. Upon full payment of the Indebtedness and performance by the Borrower of all its other obligations hereunder, except as otherwise provided in this Agreement including without limitation in Section 2.12, the parties shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement and the Loan Documents.

     8.16 JUDICIAL REFERENCE. The parties hereto agree as follows:

          8.16.1 Any controversy, claim, action, or dispute (a "Controversy") arising out of or related to this Agreement or the Loan Documents, whether based on contract, tort, or otherwise, and including without limitation the determination of the prevailing party and award of fees and costs under this Agreement, shall be decided by a general reference proceeding pursuant to Code of Civil Procedure Section 638 et. seq. (All references herein to sections of the Code of Civil Procedure shall be deemed to refer to the statute, as it may be amended from time to time.)

          8.16.2 Pursuant to Code of Civil Procedure Section 638(a), the referee shall hear and determine any and all of the issues relating to the Controversy, whether of fact or of law, and shall report a statement of decision.

          8.16.3 The Court shall appoint a single referee and that such referee shall be selected and appointed pursuant to Code of Civil Procedure Section 640(b), subject to Code of Civil Procedure Sections 640(c) and 641.

          8.16.4 Pursuant to Code of Civil Procedure Section 643(b), the referee shall report his/her statement of decision in writing to the court within twenty (20) days after the hearing, if any, has been concluded and the matter has been submitted.

          8.16.5 Pursuant to Code of Civil Procedure Section 644(a), the decision of the referee upon the whole issue must stand as the decision of the court, and, upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment (the "Judgment") may be entered thereon in the same manner as if the action had been tried by the court.

          8.16.6 The referee shall retain authority and jurisdiction and shall decide all issues of fact and law relating to the awarding of fees and costs pursuant to this Agreement or otherwise, including without limitation reasonable attorneys' fees. The referee shall report his/her statement of decision relating to such issues (the "Cost Statement of Decision") in writing to the court within twenty (20) days after the hearing on such issues, if any, has been concluded and the matter has been submitted; and the Cost Statement of Decision of the referee upon the whole issue must stand as the decision of the court, and, upon filing of the Cost Statement of Decision with the clerk of the court, or with the judge where there is no clerk, fees and costs shall be awarded (the "Cost Award") in accordance with the Cost Statement of Decision by modification of the Judgment or entry of such other appropriate order.

          8.16.7 Pursuant to Code of Civil Procedure Section 645.1(a), the payment of the referee's fees shall be paid as follows:

               8.16.7.1 Subject to Subsection 8.16.7.2 below, the referee's fees incurred prior to the Cost Award shall be shared equally by the parties.

               8.16.7.2 Upon entry of the Cost Award, the referee's fees (including without limitation those paid pursuant to Subsection
          8.16.7.1 above) as well as all other awarded fees and costs shall be payable as set forth in the Judgment or order containing the Cost Award.

          8.16.8 Any party may, without thereby waiving the right to general reference set forth herein, apply directly to the court for provisional relief including without limitation attachment, receivership, or injunction, and/or may file a complaint to allow the recordation of a lis pendens or a motion to expunge lis pendens. The court, at its discretion, may transfer any such proceeding for provisional relief to the referee for disposition.

          8.16.9 Nothing herein shall be construed to prevent the exercise and/or enforcement of remedies that do not require the initiation and/or pendency of a civil action, including without limitation any remedy of setoff, notification of account debtors, or foreclosure under a power of sale, pursuant to the provisions of the Uniform Commercial Code, or pursuant to other applicable law.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES HIS/HER/ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CONTROVERSY.

NOTICE:  BY  INITIALING  IN THE  SPACE  BELOW,  YOU ARE  AGREEING  TO  HAVE  ANY
CONTROVERSY AS DEFINED ABOVE DECIDED BY A REFEREE IN A GENERAL REFERENCE PROCEEDING AS SET FORTH ABOVE, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE DECIDED BY A JURY.

EACH OF THE UNDERSIGNED HAS READ AND UNDERSTANDS THE FOREGOING PROVISION, VOLUNTARILY AGREES TO EACH AND ALL OF ITS TERMS, AND EXPRESSLY AND HEREBY WAIVES A TRIAL BY JURY IN CONNECTION WITH ANY CONTROVERSY AS DEFINED ABOVE.


INITIALS           INITIALS            INITIALS    RV        INITIALS    RM
        --------           --------            ---------             ----------

          8.16.10 Further Assurances. Immediately following reasonable request by the Bank, the Borrower shall provide to the Bank such further documents, instruments, and assurances as may be requested from time to time by Bank in connection with this Agreement or any documents executed in connection herewith.

          8.16.11 Integrated Agreement. This is an integrated agreement. Except as set forth specifically otherwise herein and except for the Loan Documents, it supersedes all prior representations and agreements, if any, between the parties to this Agreement and other respective legal counsel relating to the subject matter hereof. This Agreement and the exhibits hereto and the other Loan Documents when executed contain the entire and only understanding between the parties, and may not be altered, amended or extinguished, except by a writing which expressly refers to this instrument and is signed subsequent to the execution of this instrument by the parties to this Agreement.

              The balance of this page is intentionally left blank.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                  MISSION WEST PROPERTIES, INC.
                                  A Maryland corporation


                                  By: /s/ Raymond V. Marino
                                     -------------------------------------------

                                  Print Name: Raymond V. Marino
                                             -----------------------------------

                                  Its:  President & COO
                                      ------------------------------------------

                                  HERITAGE BANK OF COMMERCE


                                  By: /s/ Roxanne Vane
                                     -------------------------------------------

                                  Its: Senior Vice President
                                      ------------------------------------------

                              REVOLVING CREDIT NOTE


$10,000,000.00                                              San Jose, California

                                                                   March 4, 2008

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of HERITAGE BANK OF COMMERCE (the "Bank") at 150 Almaden Boulevard, San Jose, California (or such other place as Bank may designate), on June 15, 2009 (the "Termination Date"), the principal sum or so much of the principal sum of Ten Million Dollars ($10,000,000.00) as may from time to time have been advanced and be outstanding under that certain Revolving Credit Loan Agreement dated March 4, 2008, between the undersigned and the Bank (the "Agreement") plus all accrued but unpaid interest thereon. Capitalized terms used herein without definition shall have the same meanings as in the Agreement.

     The unpaid principal amount of this Note shall bear interest at the rate provided in the Agreement, which Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof. Interest shall be payable to the extent accrued on the first day of each consecutive calendar month, beginning March 4, 2008, with all remaining interest due and payable on the Termination Date.

     This Note is a Master Note under which sums must be repaid from time to time, and under which Revolving Loans may be made by the Bank up to the Commitment Amount, pursuant to the terms and conditions of the Agreement, and the books and records of the Bank shall constitute prima facie evidence of the amount of the Indebtedness at any time owing hereunder or under the Agreement, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Note or the Agreement to repay the principal amount of all the Revolving Loans outstanding together with all interest accrued or accruing thereon.

     The unpaid principal amount of all Revolving Loans, unless accelerated in accordance with the terms of the Agreement, if not paid sooner, will be due and payable, together with all accrued and unpaid interest and all other amounts due and unpaid under the Agreement, on the Termination Date.

     Interest on the Revolving Loans is payable in arrears on the first day of each month during the term of the Agreement and as set forth in the Agreement. The Agreement provides for the payment by Borrower of various other charges and fees in addition to interest charges as more fully set forth in the Agreement.

     All payments of any amount becoming due under this Note shall be made in the manner provided in Section 2.11 of the Agreement.

     Reference is made to the Agreement for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to the Termination Date (whether accelerated or otherwise).

     If an Event of Default (as defined in the Agreement) occurs and is not cured within the time provided for by the Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Agreement or any of the Loan Documents or available under applicable law, including without limit the right to accelerate this Note or the Indebtedness, and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate (as that term is defined in the Agreement) of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any Affiliate of the Bank.

     The undersigned and its successors and assigns and all accommodations parties, guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise, all as more specifically set forth in Sections 8.7 and 8.8 of the Agreement). This Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this Note has been delivered and accepted at Cupertino, California and the undersigned has executed this Note as of the 4th day of March, 2008.

                                              MISSION WEST PROPERTIES, INC.
                                              A Maryland corporation


                                              By:  /s/ Raymond V. Marino
                                                 -------------------------------

                                             Print Name:  Raymond V. Marino
                                                        ------------------------

                                             Its:  President & COO
                                                 -------------------------------